                               ENGINEERED SUPPORT SYSTEMS, INC.
                 EXHIBIT 11 - STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE
                                                                         Year Ended
                                                       ----------------------------------------------
                                                          1999              1998              1997
                                                       ----------        ----------        ----------
NET INCOME                                             $7,309,291        $5,789,381        $4,638,946
                                                       ==========        ==========        ==========

BASIC EARNINGS PER SHARE
     Average basic shares outstanding                   5,926,234         4,785,335         4,753,265
                                                       ==========        ==========        ==========

     Net income                                             $1.23             $1.21             $0.98
                                                            =====             =====             =====

DILUTED EARNINGS PER SHARE
     Average basic shares outstanding                   5,926,234         4,785,335         4,753,265

     Net effect of dilutive stock options<F1>             155,410           206,118           201,522
                                                       ----------        ----------        ----------

     Average diluted shares outstanding                 6,081,644         4,991,453         4,954,787
                                                       ==========        ==========        ==========

          Net income                                        $1.20             $1.16             $0.94
                                                            =====             =====             =====

<F1> Based on the treasury stock method

NOTE: On June 26, 1998, the Company effected a 3-for-2 stock split in the form of a 50% stock dividend. All share and per share amounts included on this schedule reflect this stock split.